Exhibit 5.1

Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

May 26, 2020

Repay Holdings Corporation

3 West Paces Ferry Road, Suite 200

Atlanta, Georgia 30305

Re:	Repay Holdings Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to Repay Holdings Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of up to 9,200,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Securities”).

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date; (ii) the Registration Statement and all exhibits thereto, (iii) the form of underwriting agreement to be executed by the Company and the several underwriters named therein, which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iv) certain corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company and (v) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents and (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded.

We are, in this opinion, opining only on the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and, when the price at which the Securities will be sold has been approved

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by the pricing committee of the Board of Directors of the Company and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, such Securities will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Sanders LLP